SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2004

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON  98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2004, the Human Resources Committee (the “Committee”) of the Board of Directors of Washington Mutual, Inc. (together with its affiliates, the “Company”) approved the establishment of a new executive retirement plan for Company executives with employment levels 1 through 3 (the “Plan”).  The Committee also approved the material terms of several amendments to the Company’s existing Supplemental Executive Retirement Accumulation Plan (“SERAP”). The Plan and the SERAP are intended to provide compensation competitiveness.  It is expected that the Committee will review and approve the definitive Plan document and the definitive SERAP amendments by the end of 2004.  The material terms of the Plan, as approved by the Committee, are as follows:

The Executive Target Retirement Income Plan.

Eligibility.   All Company executives at employment levels 1-3.  This includes, but is not limited to, all Company executive officers.

Benefits.   Each participant will receive a basic benefit, payable as will be provided in the Plan, in the amount of 6.5 times the participant’s final average pay over the most recent five years.  For this purpose, average pay only includes base salary plus bonus.  Each participant’s benefit amount will be reduced by multiplying the benefits by a fraction whose numerator is Executive Service and whose denominator is 25 (to the extent Executive Service is less than 25 years).  For this purpose, “Executive Service” means service as an executive of the Company since January 1, 1995.

Offset.   The benefit payable to each participant, after being reduced as set forth above, is also offset by that participant’s balances in the following Company plans:

Company Plan	Offset Amount
WaMu Pension Plan	Entire balance
WaMu Savings Plan	Matching and Profit Sharing Accounts only
Supplemental Employee’s Retirement Plan	Entire balance
Supplemental Executive Retirement Accumulation Plan	Entire balance

Vesting.  Each participant’s benefit, after being reduced and offset as set forth above, is subject to the following vesting schedule for each year of Executive Service credited under the Plan since January 1, 2004:

Years of Executive Service Since January 1, 2004	Vested Percent

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 and more	100%

Condition.   As a condition to receiving benefits under the Plan, each participant must execute an agreement, in a form acceptable to the Committee, whereby the participant acknowledges that upon termination of employment for any reason no additional credit for service will be granted and any unvested benefit will be forfeited.

Change in Control.  Upon a change in control of the Company, as defined in existing change in control agreements between the Company and each Company executive, participants would receive additional years of service credit.  The additional years of service credit would be equal to the multiple used to calculate the cash payment to executives in the event of their termination or resignation after a change in control.

Amendments to the SERAP.  The Committee approved two changes to the SERAP, as follows:

  Effective for 2004, Company executives at levels 1-3 (including, but not limited to each Company executive officer) will no longer receive benefit credits under the SERAP, but will continue to receive interest credits on their account balances in the SERAP.

  Effective for 2004, annual benefit credits for Company executives at levels 4 and 5 will be 1% of eligible compensation for each year of executive service with the Company with a minimum of 3% and a maximum of 12%.  If this new benefit crediting rate is less than the old crediting rate for any participant that was in effect prior to the amendments, which was based on age and service, then the participant will receive the old crediting rate.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2004		WASHINGTON MUTUAL, INC.
	By:	/s/ Daryl D. David Daryl D. David Executive Vice President